UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

With Copies to:

Richard A. Friedman, Esq.

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2016, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of an aggregate of 3,174,603 shares of the Company’s common stock, for aggregate gross proceeds of $1,000,000. Under the Purchase Agreement, the Company will also issue to the investors warrants to purchase 500,000 shares of common stock. The closing of the sales of the shares and warrants is expected to occur on or about August 3, 2016, subject to satisfaction of customary closing conditions as set forth in the Purchase Agreement.

The shares of common stock will be issued in a registered direct offering pursuant to a prospectus supplement filed with the Securities and Exchange Commission on July 29, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-333-198647), which was declared effective by the SEC on October 28, 2014. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 hereto.

The warrants will be sold concurrently with the sale of the shares of common stock, pursuant to the Purchase Agreement, in a concurrent private placement. The warrants will be exercisable for a period of five years from the date of issuance at an exercise price equal to $1.00 per share, subject to adjustment as provided under the terms of the warrants.

In connection with the sale of the warrants, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Pursuant to the Purchase Agreement, the Company also agreed to pay to the investors a commitment fee of $100,000, in cash or 350,000 shares of common stock.

The foregoing summary of the terms of the Purchase Agreement and warrants is subject to, and qualified in its entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: August 2, 2016